                                                                   EXHIBIT b(6)

     Imperial Credit Commercial Asset
     Management Corp.


     Management Agreement Termination Fee Valuation






     September 10, 1999

     Houlihan Lokey Howard & Zukin
     Investment Banking Services
     1930 Century Park West
     Los Angeles, California 90067
     (310) 553-8871  http://www.hlhz.com
     Los Angeles  New York  Chicago  San Francisco
     Washington, D.C.  Minneapolis  Dallas  Atlanta  Toronto  Seoul  Hong Kong

Table of Contents


-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                                                                    Section
                                                                    -------

Executive Summary                                                      A

Methodology                                                            B

Valuation of Manager                                                   C

   Valuation Summary                                                   1

   Best Case Scenario                                                  2

   Base Case Scenario                                                  3

   Worst Case Scenario                                                 4

   Supporting Schedules                                                5

Exhibits                                                               D

   ICCMIC/ICCAMC Projections                                           1

   Real Estate Management Companies                                    2

   Asset Management Companies                                          3

   Mortgage REIT Companies                                             4

=============================================================================

Executive Summary

     --------------------------------------------------------------------------




                                                    Executive Summary

Executive Summary

--------------------------------------------------------------------------------

Engagement Overview

     On July 22, 1999 Imperial Credit Industries, Inc. ("ICII") and Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC" or the "Company") entered into a definitive merger agreement under which ICII will acquire all of the outstanding shares of ICCMIC for a cash purchase price of $11.50 per share (the "Transaction").

     ICII currently owns approximately 9.0 percent of ICCMIC and 100 percent of ICCMIC's external advisor, Imperial Credit Commercial Asset Management Corp. (the "Manager").

     In accordance with the terms of the management agreement, dated October 22, 1997 (the "Management Agreement") between the Manager and ICCMIC, if the Management Agreement is terminated or not renewed by ICCMIC then ICCMIC shall be required to pay the Manager a termination fee (the "Termination Fee"). The proposed Transaction provides for a maximum $35 million Termination Fee payment to the Manager.

     In connection with the proposed Transaction, the Manager has retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") to conduct an appraisal of the Termination Fee pursuant to Section 15 of the Management Agreement.

Background Information

     ICCMIC was formed in October 1997 and raised approximately $517 million in its initial public offering.

     ICCMIC is a commercial mortgage real estate investment trust ("REIT") that engages in opportunistic investment activities in the real estate industry. ICCMIC focuses on the acquisition of multi-family and commercial mortgage loans, origination of commercial mortgages, direct real property investments and the purchase of commercial mortgage backed securities.

     From its IPO date through the second quarter of 1998, ICCMIC was able to grow its assets in accordance with analyst projections and, on a percentage basis, generally at or above the level of its peers.

Executive Summary


          ---------------------------------------------------------------------

             Primarily through management of liquidity risk and by not over-leveraging the Company, ICCMIC outperformed its peer group of Mortgage REITs in terms of stock price performance and book value per share and was able to weather the turmoil in the real estate capital markets that existed in the second half of 1998.

             Beginning in September 1998, ICCMIC was the target of hostile and friendly takeover attempts by numerous public and private entities. Prudential Securities was engaged as a financial advisor to assist the Company in the evaluation of the merger offers as well as other strategic alternatives.

             As part of these merger discussions, offers were made for the Manager that ranged from $45 million to $60 million.

             The various merger discussions culminated in the proposed Transaction.

             Since the third quarter of 1998, resulting from the disruption in the capital markets and the intensive merger discussions, ICCMIC has been in a steady state - no acquisition mode.

         Current Situation

             As of June 30, 1998, ICCMIC had approximately $704 million of assets, including over $116 million of cash indicating significant leverage capacity.

             The Manager currently advises the Company on various aspects of its business and manages its day-to-day activities and the affairs of ICCMIC pursuant to the Management Agreement. The Management Agreement has certain provisions that allow ICCMIC to terminate or not renew the services of the Manager under the Management Agreement on or after October 22, 1999.

Executive Summary

        ------------------------------------------------------------------------


        Management Fee Structure

          As compensation for the services delineated in the Management Agreement, the Manager receives the following compensation:

          --- A Base Management Fee (as defined in the Management Agreement) in the amount of 1 percent of the average invested assets up to $1 billion, 0.75 percent of the next $250 million of average invested assets and 0.50 percent of average assets over $1.25 billion; and
          --- An Incentive Fee (as defined in the Management Agreement) based on the results of Funds From Operations for the Company.

        Transaction Summary

          ICII has stipulated in the offer for ICCMIC that the Manager shall be assigned a value not to exceed $35 million, subject to the results of the independent appraisal. Should the appraisal determine a value for the Termination Fee greater than $35 million, the $11.50 price per share for ICCMIC shall not change. Should the appraised value of the Termination Fee be less than $35 million, the amount less than $35 million shall be applied in cash to the aggregate offer for ICCMIC, which will accrue to the shareholders tendering their shares for cash in the transaction.

Methodology

     --------------------------------------------------------------------------





                                                Methodology

Going Concern Assumption

The Termination Fee valuation was prepared assuming a going concern methodology as supported by the following considerations:

     - ICCMIC's investment bankers have demonstrated that liquidation of ICCMIC's assets is not a value maximizing strategy;

     - ICCMIC's Board of Directors has considered, but never authorized, a liquidation of the Company, instead the Board has unanimously approved the merger agreement with ICII;

     - Comparable transactions and implied multiples suggest valuations of companies such as the Manager on a going concern basis;

     - ICCMIC's Board of Directors has rejected offers for ICCMIC for the purpose of liquidation in order to pursue merger offers (including consideration to the Manager in the range of $45 to $60 million) that would maximize value for ICCMIC's shareholders; and

     - ICCMIC is an underleveraged, cash-rich mortgage REIT with growth potential that could generate fee increases for its external Manager.

Valuation of Termination Fee

Houlihan Lokey utilized several market based valuation methodologies in our appraisal of the Termination Fee. These approaches value the management fees generated by the Manager as a going concern and are summarized below:

1. A "Market Capitalization" approach whereby market based multiples of comparable public companies were applied to representative levels for the Manager;

2. A "Comparable Transaction" approach whereby selected comparable transactions were analyzed and an implied market multiple was applied to representative levels for the Manager; and

3. A "Discounted Cash Flow" approach whereby the projected earnings of the Manager were discounted at an appropriate rate to consider the risk of the cash flows and the time value of money.

Other Methodologies

Comparable transactions of real estate advisor acquisitions were researched. The findings were then further analyzed to identify the amount of consideration paid for the advisor as a percentage of the total stock consideration in the Transaction. The resulting percentage was then compared to the implied value stipulated in the ICII offer relative to the total consideration offered in the Transaction.

Methodology

     --------------------------------------------------------------------------

     The projected Manager Revenue and EBITDA as a percentage of ICCMIC's Revenue and EDITDA were also analyzed and compared to the percentage of consideration implied to the Manager relative to the total Transaction value.

     As indicated valuation range based on the series of offers for the Manager received over the past 12 months.

Valuation of Manager

     --------------------------------------------------------------------------





                                            Valuation of Manager

Valuation of Manager

     --------------------------------------------------------------------------





                                               Valuation Summary
----------------------------------------------------------------

Valuation of Manager

Valuation Summary

($ in millions)

     --------------------------------------------------------------------------
                                   Valuation Ranges
     --------------------------------------------------------------------------
     Best Case Scenario                        $  43.0        -        $  53.0

     Base Case Scenario                        $  40.0        -        $  49.0

     Worst Case Scenario                       $  37.0        -        $  45.0
     --------------------------------------------------------------------------

     --------------------------------------------------------------------------
     Conclusion                                                        $  45.0
     --------------------------------------------------------------------------

Valuation of Manager

Matrix of Alternative Scenarios

($ in millions)

Valuation Ranges                                                       Best Case           Base Case              Worst Case
Indications of Value from Prior Offers                         $  45.0  -  $   60.0  $  45.0  -  $   60.0   $  45.0  -  $   60.0
Market Capitalization Approach                                    36.2  -      41.3     31.4  -      37.6      29.2  -      33.7
Transaction Approach                                              41.3  -      46.2     41.3  -      46.2      41.3  -      46.2
Discounted Cash Flow Approach                                     57.5  -      76.2     39.4  -      52.0      33.3  -      43.8

Concluded Value Range                                          $  43.0  -  $   53.0   $ 40.0  -  $   49.0   $  37.0  -  $   45.0

Significant Assumptions

   EBITDA

      LQA (6/30/99)                                                        $    5.2              $    5.2               $    5.2
      LTM (6/30/99)                                                             4.6                   4.6                    4.6
      NFY EBITDA (12/31/99)                                                     5.0                   4.7                    4.5
      NTM EBITDA (6/30/00)                                                      8.1                   6.3                    5.5
      NFY + 1 EBITDA (12/31/00)                                                11.1                   7.5                    6.3


Assets Under Management

      6/30/99                                                              $  700.0              $  700.0               $  700.0
      12/31/99                                                              1,030.0                 890.0                  810.0
      6/30/00                                                               1,550.0               1,160.0                1,090.0
      12/31/00                                                              1,560.0               1,170.0                  990.0

Acquisition Asset Mix Percentage

      Mortgage Loans                                                            50%                   50%                    50%
      Real Estate                                                               30%                   30%                    30%
      CMBS/Securities                                                           20%                   20%                    20%

Acquisition Leverage Ratio

      Financing on Mortgage Loans                                               84%                   67%                    50%
      Financing on Real Estate                                                  75%                   63%                    50%
      Financing on Securities                                                   60%                   55%                    50%

Discount Rate Range                                              18.0%  -     22.0%    16.0%  -     20.0%     14.0%  -     18.0%

Valuation of Manager

     --------------------------------------------------------------------------

Valuation of Manager

     --------------------------------------------------------------------------






                                          Best Case Scenario
------------------------------------------------------------

VALUATION OF MANAGER

---------------------------------------------------------------------------------------------------------------------------------
Valuation Summary - Best Case

($ in millions)

Indications of Value from Prior Offers                                                                 Range of Value Indications
--------------------------------------                                                              -----------------------------
---------------------------------------------------------------------------------------------------------------------------------
Concluded Indications of Value Range                                                                   $    45.0 -  $ 60.0
---------------------------------------------------------------------------------------------------------------------------------

                               Representative                                                 Less:             Range of
Transaction Approach                   EBITDA     Multiple Range     Enterprise Value Range    Debt     Market Value of Equity
--------------------             ------------    ---------------    -----------------------  -------  ---------------------------
LQA EV / EBITDA                    $      5.2 (1)    8.0  -  9.0     $   41.3 -  $  46.5      $ -      $    41.3 -  $ 46.5
LTM EV / EBITDA                           4.6        9.0  - 10.0         41.6 -     46.2        -           41.6 -    46.2

                                  Transaction
                                        Value
                                 ------------
Advisor as % of Transaction             362.8 (2)    9.0% - 10.0%        32.6 -     36.3        -           32.6 -    36.3
                                                                                               Median       41.3      46.2
                                                                                               Mean         38.5      43.0
---------------------------------------------------------------------------------------------------------------------------------
Concluded Transaction Approach                                                                         $    41.3 -  $ 46.2
---------------------------------------------------------------------------------------------------------------------------------


Market Capitalization          Representative
Approach                               EBITDA
---------------------          --------------
LQA EV / EBITDA                           5.2 (1)    7.0  -  8.0         36.2 -     41.3        -           36.2 -    41.3
LTM EV / EBITDA                           4.6        7.0  -  8.0         32.3 -     37.0        -           32.3 -    37.0
NFY EV / EBITDA                           5.0 (3)    6.5  -  7.5         32.5 -     37.5        -           32.5 -    37.5
NTM EV / EBITDA                           8.1 (4)    5.0  -  6.0         40.4 -     48.5        -           40.4 -    48.5
NFY + 1 EV / EBITDA                      11.1 (5)    4.0  -  5.0         44.4 -     55.6        -           44.4 -    55.6
                                                                                               Median       36.2      41.3
                                                                                               Mean         37.2      44.0

---------------------------------------------------------------------------------------------------------------------------------
Concluded Market Approach                                                                              $    36.2 -  $ 41.3
---------------------------------------------------------------------------------------------------------------------------------

Discounted Cash Flow Approach
-----------------------------
---------------------------------------------------------------------------------------------------------------------------------
Discounted Cash Flow Conclusions                                         57.5 -     76.2       -       $    57.5 -  $ 76.2
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Management Company Valuation Conclusion                                                                $    43.0 -  $ 53.0
---------------------------------------------------------------------------------------------------------------------------------

(1) Last quarter annualized operating results.
(2) Based on 28.5 million ICMI shares outstanding, an $11.50 offer price per share, and $35.0 million for the management company.
(3) NFY EBITDA is calculated by adding the YTD 6/30/99 and projected operating results through the six months ending 12/31/99.
(4) Represents the projected 12-month period ending 6/30/2000.
(5) Represents the projected 12-month period ending 6/30/2001.

Valuation of Manager

Representative Levels - Best Case

                                             NFY+1       NTM              NFY         LQA (1)        LTM
                                           12/31/00     6/30/00         12/31/99      6/30/99       6/30/99       FYE 1998
                                         ------------------------------------------------------------------------------------
Fees
    Base Management Fees                 $14,642,610   $11,266,655     $8,099,197    $7,182,980    $7,546,328     $6,340,364
    Incentive Management Fees                    -             -           41,000       164,000        41,000            -
                                         ------------------------------------------------------------------------------------
Total Fees                                14,642,610    11,266,655      8,140,197     7,346,980     7,587,328      6,340,364

Expenses
    Salaries                               3,530,929     3,191,486      3,145,078     1,430,664     1,740,181      1,659,329
    Bonuses & Incentives                          NA            NA             NA       748,900       744,014        469,505
    Other                                         NA            NA             NA       371,524       773,026        720,933
                                         ------------------------------------------------------------------------------------
Total Expenses                             3,530,929     3,191,486      3,145,078     2,551,088     3,257,221      2,849,767

Professional Services (2)                        -             -              -            -           90,522        129,694

General & Administrative Expenses                 NA            NA             NA        27,704        18,886          9,486
                                         ------------------------------------------------------------------------------------
Total Expenses                             3,530,929     3,191,486      3,145,078     2,578,792     3,366,629      2,988,947
EBITDA                                   $11,111,680   $ 8,075,168    $ 4,995,119   $ 4,768,188   $ 4,220,699    $ 3,351,417
                                         ====================================================================================
Adjustment (3)                                                                          400,000       400,000

Adjusted EBITDA                                                                       5,168,188     4,620,699
                                                                                    =========================

Assets Under Management                    1,559.071     1,545.490      1,025.500                     703.870
                                         ====================================================================


(1) Latest Quarter Annualized. Calculated by annualizing the latest quarter operating results.
(2) The LTM and LQA ended June 30, 1999, exclude $91,000 of settlement expenses.
(3) Addback of Salaries associated with excess personnel.

Valuation of Manager


Quantitative Rankings - Best Case

($ in millions)

                                                                            Projected          Projected               LTM
Real Estate Management                                                     NTM EBITDA         NFY EBITDA            EBITDA
Comparable Companies                                  Revenues                 Growth             Growth            Margin
-------------------------                            ----------            -----------       ------------         ----------
CB Richard Ellis                               $     1,114.5                   17.3%             11.1%               11.4%
Grubb & Ellis                                          315.0                   50.8%             50.8%                6.4%
Insignia                                               553.4                   35.0%             22.4%                7.7%
Intergroup                                              13.0                      NA                NA                7.1%
Jones Lang Salle                                       989.5                   44.3%             44.3%               10.1%
Trammell Crow                                          582.2                   46.9%             34.2%               15.0%
DeWolfe Companies                                      155.1                      NA                NA                8.6%

Median                                                   553                   44.3%             34.2%                8.6%
---------------------------------------------------------------------------------------------------------------------------
Management Company                            $          7.6                   74.8%             49.0%               55.6%
---------------------------------------------------------------------------------------------------------------------------
                                                                            Projected          Projected               LTM
Asset Management                                                           NTM EBITDA         NFY EBITDA            EBITDA
Comparable Companies                                  Revenues                 Growth             Growth            Margin
-------------------------                            ----------            -----------       ------------         ----------
Affiliated Mangers                            $        282.9                  -15.9%            -23.0%               47.1%
Alliance Capital                                     1,514.6                   55.0%             43.6%               37.9%
Atalanta Sosnoff                                        36.2                      NA                NA               60.1%
Conning Corp                                            89.0                    8.1%              4.3%               32.0%
Eaton Vance                                            294.5                  206.1%            106.6%               24.6%
Lexington Global                                        19.0                  142.3%            142.3%               10.0%
Phoenix Investment                                     251.7                   17.3%              9.4%               36.0%
PIMCO Advisors                                          88.4                  110.5%             86.3%               83.7%
United Asset Management                                902.7                    0.1%             -2.3%               33.8%

Median                                                 251.7                   36.2%             26.5%               36.0%
----------------------------------------------------------------------------------------------------------------------------
Management Company                          $            7.6                   74.8%             49.0%               55.6%
----------------------------------------------------------------------------------------------------------------------------

Valuation of Manager


Discounted Cash Flow Analysis - Best Case

($ in millions)

                     ------------------------------------------------------------------------------------------------------------
                                     Projected NTM              Total          Projected NTM+1                  Total   Terminal
                     -----------------------------------------          -----------------------------------------------  EBITDA
                      9/30/99   12/31/99   3/31/00   6/30/00             9/30/00   12/31/00   3/31/01  6/30/01
                     ------------------------------------------------------------------------------------------------------------
Total Revenues         1.978      2.398     3.154     3.737     11.267    3.823     3.929      3.928   3.965     15.645

     Growth                       21.2%     31.5%     18.5%                2.3%      2.8%       0.0%    0.9%      38.9%

EBITDA                1.277       1.636     2.325     2.836      8.075    2.922     3.028      3.026   3.062     12.039     12.039

     Margin           64.6%       68.2%     73.7%     75.9%      71.7%    76.4%      77.1%     77.0%   77.2%      76.9%

Enterprise Value:

                                                                  EBITDA Exit Multiples
                                                         --------------------------------------------
                                                             4.0       5.0      6.0     7.0     8.0
                                                         --------------------------------------------
                                                   18.0%   51.452    60.097   68.743  77.389   86.035
Discount Rate (WACC)                               19.0%   50.714    59.216   67.717  76.218   84.719
                                                   20.0%   49.993    58.354   66.714  75.074   83.434
                                                   21.0%   49.289    57.511   65.734  73.956   82.179
                                                   22.0%   48.599    56.688   64.776  72.864   80.953

                                                           Mean               66.721
                                                           Median             66.714

Note: Projections derived from Imperial Credit Commercial Asset Management Corp.

Projections Assume the Following:

  ------------------------------------                          -----------------------------------------
               Asset Mix:                                           Leverage Ratio on Acquisitions
  ------------------------------------                          -----------------------------------------
  50%   Mortgage Loans                                           84.0%    Financing on Mortgage Loans

  30%   Real Estate                                              75.0%    Financing on Real Estate

  20%   CMBS/Securities                                          60.0%    Financing on Securities

Valuation of Manager

     --------------------------------------------------------------------------

Valuation of Manager

     --------------------------------------------------------------------------





                                               Base Case Scenario
-----------------------------------------------------------------

Valuation of Manager


          --------------------------------------------------------------------------------------------------------

          Valuation Summary - Base Case

          ($ in millions)

          Indications of Value from Prior Offers
          --------------------------------------                                        Range of Value Indications
         ---------------------------------------------------------------------------------------------------------
          Concluded Indications of Value Range                                          $  45.0   -   $  60.0
         ---------------------------------------------------------------------------------------------------------
                                             Representative
          Transaction Approach                       EBITDA         Multiple Range        Enterprise Value Range
         ----------------------              --------------      -------------------   ---------------------------
         LQA EV / EBITDA                     $          5.2 (1)      8.0  -      9.0   $   41.3  -            46.5
         LTM EV / EBITDA                     $          4.6          9.0  -     10.0       41.6  -            46.2

                                                Transaction
                                                      Value
                                             --------------
          Advisor as % of Transaction                 362.8 (2)      9.0% -     10.0%      32.6  -            36.3


         ---------------------------------------------------------------------------------------------------------
          Concluded Transaction Approach
         ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------

                                                                 Less                            Range of
          Transaction Approach                                   Debt                     Market Value of Equity
         ----------------------                             --------------              ----------------------------
         LQA EV / EBITDA                                    $      -                    $  41.3  -            46.5
         LTM EV / EBITDA                                    $      -                    $  41.6  -            46.2

         Advisor as % of Transaction                               -                       32.6  -            36.3

                                                            Median                         41.3               46.2
                                                            Mean                           38.5               43.0

         ---------------------------------------------------------------------------------------------------------
          Concluded Transaction Approach                                                $  41.3  -   $        46.2
         ---------------------------------------------------------------------------------------------------------

                                             Representative
          Market Capitalization Approach             EBITDA
          ------------------------------     --------------
          LQA EV / EBITDA                                5.2 (1)      7.0  -      8.0       36.2  -            41.3
          LTM EV / EBITDA                                4.6          7.0  -      8.0       32.3  -            37.0
          NFY EV / EBITDA                                4.7 (3)      6.5  -      7.5       30.6  -            35.3
          NTM EV / EBITDA                                6.3 (4)      5.0  -      6.0       31.4  -            37.7
          NFY + 1 EV / EBITDA                            7.5 (5)      4.0  -      5.0       30.1  -            37.6

          ---------------------------------------------------------------------------------------------------------
           Concluded Market Approach
          ---------------------------------------------------------------------------------------------------------

          Market Capitalization Approach
          ------------------------------
          LQA EV / EBITDA                                          -                       36.2  -            41.3
          LTM EV / EBITDA                                          -                       32.3  -            37.0
          NFY EV / EBITDA                                          -                       30.6  -            35.3
          NTM EV / EBITDA                                          -                       31.4  -            37.7
          NFY + 1 EV / EBITDA                                      -                       30.1  -            37.6

                                                            Median                         31.4               37.6
                                                            Mean                           32.1               37.8

          ---------------------------------------------------------------------------------------------------------
          Concluded Market Approach                                                     $  31.4  -   $        37.6
          ---------------------------------------------------------------------------------------------------------

          Discounted Cash Flow Approach
          -----------------------------
          ---------------------------------------------------------------------------------------------------------
          Discounted Cash Flow Conclusions                     39.4  -   52.0           $  39.4  -   $        52.0
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
          Management Company Valuation Conclusion                                       $  40.0  -   $        49.0
          ---------------------------------------------------------------------------------------------------------

(1) Latest quarter annualized operating results.
(2) Based on 28.5 million ICMI shares outstanding, an $11.50 offer price per share, and $35.0 million for the management company.
(3) NFY EBITDA is calculated by adding the YTD 6/30/99 and projected operating results through the six months ending 12/31/99.
(4) Represents the projected 12-month period ending 6/30/2000.
(5) Represents the projected 12-month period ending 6/30/2001.

Valuation of Manager



Representative Levels - Base Case

                                                   NFY+1        NTM          NFY           LQA (1)      LTM
                                                 12/31/00     6/30/00     12/31/99        6/30/99     6/30/999       FYE 1998
                                               ---------------------------------------------------------------------------------
Fees
    Base Management Fees                       $11,053,898   $9,466,826   $7,807,396     $7,182,980   $7,546,328     $6,340,364
    Incentive Management Fees                          -            -         41,000        164,000       41,000            -
                                               ---------------------------------------------------------------------------------
Total Fees                                      11,053,898    9,466,826    7,848,396      7,346,980    7,587,328      6,340,364

Expenses
    Salaries                                     3,530,929    3,191,486    3,145,078     1,430,664    1,740,181       1,659,329
    Bonuses & Incentives                                NA           NA           NA       748,900      744,014         469,505
    Other                                               NA           NA           NA       371,524      773,026         720,933
                                               ---------------------------------------------------------------------------------
Total Expenses                                   3,530,929    3,191,486    3,145,078     2,551,088    3,257,221       2,849,767

Professional Services (2)                              -            -            -             -         90,522         129,694

General & Administrative Expenses                       NA           NA           NA        27,704       18,886           9,486
                                               ---------------------------------------------------------------------------------
Total Expenses                                   3,530,929    3,191,486    3,145,078     2,578,792    3,366,629       2,988,947
EBITDA                                         $ 7,522,969  $ 6,275,340  $ 4,703,317   $ 4,768,188  $ 4,220,699     $ 3,351,417
                                               =================================================================================
Adjustment (3)                                                                             400,000      400,000
Adjusted EBITDA                                                                          5,168,188    4,620,699
                                                                                       ========================

  Assets Under Management                       1,169.294    1,164.345      891.266                     703.870
                                                ===============================================================

(1) Latest Quarter Annualized. Calculated by annualizing the latest quarter operating results.
(2) The LTM and LQA ended June 30, 1999, exclude $91,000 of settlement expenses.
(3) Addback of Salaries associated with excess personnel.

Valuation of Manager

        ----------------------------------------------------------------------------------------------------------------------------
        Quantitative Rankings - Base Case

        ($ in millions)

                                                                   Projected             Projected                LTM
        Real Estate Management                                    NTM EBITDA            NFY EBITDA             EBITDA
        Comparable Companies                  Revenues                Growth                Growth             Margin
        --------------------                  --------                ------                ------             ------
        CB Richard Ellis                  $    1,114.5                 17.3%                 11.1%              11.4%
        Grubb & Ellis                            315.0                 50.8%                 50.8%               6.4%
        Insignia                                 553.4                 35.0%                 22.4%               7.7%
        Intergroup                                13.0                    NA                    NA               7.1%
        Jones Lang Salle                         989.5                 44.3%                 44.3%              10.1%
        Trammell Crow                            582.2                 46.9%                 34.2%              15.0%
        DeWolfe Companies                        155.1                    NA                    NA               8.6%

        Median                                   553                   44.3%                 34.2%               8.6%
        --------------------------------------------------------------------------------------------------------------
        Management Company                $        7.6                 35.8%                 40.3%              55.6%
        --------------------------------------------------------------------------------------------------------------
                                                                   Projected             Projected                LTM
        Asset Management                                          NTM EBITDA            NFY EBITDA             EBITDA
        Comparable Companies                  Revenues                Growth                Growth             Margin
        --------------------                  --------                ------                ------             ------
        Affiliated Managers               $      282.9                -15.9%                -23.0%              47.1%
        Alliance Capital                       1,514.6                 55.0%                 43.6%              37.9%
        Atalanta Sosnoff                          36.2                    NA                    NA              60.1%
        Conning Corp                              89.0                  8.1%                  4.3%              32.0%
        Eaton Vance                              294.5                206.1%                106.6%              24.6%
        Lexington Global                          19.0                142.3%                142.3%              10.0%
        Phoenix Investment                       251.7                 17.3%                  9.4%              36.0%
        PIMCO Advisors                            88.4                110.5%                 86.3%              83.7%
        United Asset Management                  902.7                  0.1%                 -2.3%              33.8%

        Median                                   251.7                 36.2%                 26.5%              36.0%
        --------------------------------------------------------------------------------------------------------------
        Management Company                $        7.6                 35.8%                 40.3%              55.6%
        --------------------------------------------------------------------------------------------------------------

Valuation of Manager


        ----------------------------------------------------------------------------------------------------------------------------
        Discounted Cash Flow Analysis - Base Case

        ($ in millions)
                                    Projected NTM               Total             Projected NTM + 1              Total     Terminal
                       -------------------------------------             ------------------------------------
                       9/30/99   12/31/99   3/31/00  6/30/00             9/30/00   12/31/00   3/31/01  6/30/01               EBITDA
                       -------------------------------------------------------------------------------------------------------------
        Total Revenues   1.923      2.162    2.568     2.814      9.467    2.803      2.869     2.861    2.887     11.420
           Growth                   12.4%    18.8%      9.6%               -0.4%       2.3%     -0.3%     0.9%      20.6%

        EBITDA           1.222      1.400    1.739     1.914      6.275    1.902      1.967     1.959    1.985      7.814    7.814
           Margin        63.6%      64.8%    67.7%     68.0%      66.3%    67.9%      68.6%     68.5%    68.8%      68.4%
                                                             -----------                                         -------------------

        Enterprise Value:

                                           EBITDA Exit Multiples
                                  ------------------------------------------------
                                      4.0       5.0       6.0        7.0      8.0
                                  ------------------------------------------------
                         16.0%     35.379   41.186    46.993     52.800   58.607
                                          ------------------------------
                         17.0%     34.876   40.584    46.292     52.000   57.708
Discount Rate (WACC)     18.0%     34.384   39.996    45.607     51.219   56.831
                         19.0%     33.903   39.421    44.939     50.456   55.974
                                          ------------------------------
                         20.0%     33.433   38.859    44.285     49.711   55.137

                               Mean                   44.613
                               Median                 45.607


        Projections Assume the Following:
        ------------------------------------         ----------------------------------------
                 Asset Mix:                                 Leverage Ratio on Acquisitions
        ------------------------------------         ----------------------------------------
        50%          Mortgage Loans                  67.0%        Financing on Mortgage Loans
        30%          Real Estate                     62.5%        Financing on Real Estate
        20%          CMBS/Securities                 55.0%        Financing on Securities

Valuation of Manager

     ---------------------------------------------------------------------------

Valuation of Manager

     --------------------------------------------------------------------------





                                               Worst Case Scenario
------------------------------------------------------------------

Valuation of Manager


        ------------------------------------------------------------------------

        Valuation Summary - Worst Case

        ($ in millions)

        Indications of Value from Prior Offers                                                           Range of Value Indications
        --------------------------------------                                                           --------------------------
        ----------------------------------------------------------------------------------------------------------------------------
        Concluded Indications of Value Range                                                             $      45.0  -  $    60.0
        ----------------------------------------------------------------------------------------------------------------------------
                                          Representative                                             Less              Range of
        Transaction Approach                  EBITDA       Multiple Range  Enterprise Value Range    Debt     Market Value of Equity
        --------------------              --------------   --------------  ----------------------   -----     ----------------------
        LQA EV/EBITDA                     $         5.2 (1)  8.0  -  9.0    $    41.3  - $   46.5   $  -      $   41.3  -  $   46.5
        LTM EV/EBITDA                               4.6      9.0  - 10.0         41.6  -     46.2      -          41.6  -      46.2
                                            Transaction
                                                  Value
                                           ------------
        Advisor as % of Transaction               362.8 (2) 9.0%  - 10.0%        32.6  -     36.3      -          32.6  -      36.3
                                                                                                   Median         41.3         46.2
                                                                                                   Mean           38.5         43.0
        ----------------------------------------------------------------------------------------------------------------------------
        Concluded Transaction Approach                                                                        $   41.3  -  $   46.2
        ----------------------------------------------------------------------------------------------------------------------------
                                          Representative
        Market Capitalization Approach        EBITDA
        ------------------------------    --------------
        LQA EV/EBITDA                               5.2 (1)  7.0  -  8.0         36.2  -     41.3      -          36.2  -      41.3
        LTM EV/EBITDA                               4.6      7.0  -  8.0         32.3  -     37.0      -          32.3  -      37.0
        NFY EV/EBITDA                               4.5 (3)  6.5  -  7.5         29.2  -     33.7      -          29.2  -      33.7
        NTM EV/EBITDA                               5.5 (4)  5.0  -  6.0         27.7  -     33.2      -          27.7  -      33.2
        NFY+1EV/EBITDA                              6.3 (5)  4.0  -  5.0         25.4  -     31.7      -          25.4  -      31.7
                                                                                                   Median         29.2         33.7
                                                                                                   Mean           30.1         35.4
        ----------------------------------------------------------------------------------------------------------------------------
        Concluded Market Approach                                                                             $   29.2  -  $   33.7
        ---------------------------------------------------------------------------------------------------------------------------

        Discounted Cash Flow Approach
        -----------------------------
        ----------------------------------------------------------------------------------------------------------------------------
        Discounted Cash Flow Conclusions                                         33.3  -     43.8             $   33.3  -  $   43.8
        ---------------------------------------------------------------------------------------------------------------------------
        ----------------------------------------------------------------------------------------------------------------------------
        Management Company Valuation Conclusion                                                               $   37.0  -  $   45.0
        ----------------------------------------------------------------------------------------------------------------------------
        (1) Latest quarter annualized operating results.
        (2) Based on 28.5 million ICMI shares outstanding, an $11.50 offer price per share, and $35.0 million for management company.
        (3) NFY EBITDA is calculated by adding the YTD 6/30/99 and projected operating results through the six months ending
            12/31/99.
        (4) Represents the projected 12-month period ending 6/30/2000.
        (5) Represents the projected 12-month period ending 6/30/2001.

Valuation of Manager


        ------------------------------------------------------------------------

        Representative Levels - Worst Case


                                                       NFY + 1       NTM             NFY       LQA(1)         LTM
                                                       12/31/00     6/30/00      12/31/99      6/30/99        6/30/99     FYE 1998
        Fees                                     -----------------------------------------------------------------------------------
          Base Management Fees                    $ 9,874,488     $ 8,728,287    $7,591,052    $7,182,980    $7,546,328   $6,340,364
          Incentive Management Fees                       -               -          41,000       164,000        41,000          -
                                                 -----------------------------------------------------------------------------------
        Total Fees                                  9,874,488       8,728,287     7,632,052     7,346,980     7,587,328    6,340,364

        Expenses
          Salaries                                  3,530,929       3,191,486     3,145,078     1,430,664     1,740,181    1,659,329
          Bonuses & Incentives                             NA              NA            NA       748,900       744,014      469,505
          Other                                            NA              NA            NA       371,524       773,026      720,933
                                                 -----------------------------------------------------------------------------------
        Total Expenses                              3,530,929       3,191,486     3,145,078     2,551,088     3,257,221    2,849,767

        Professional Services(2)                          -               -             -             -          90,522      129,694

        General & Administrative Expenses                 NA              NA            NA         27,704        18,886        9,486
                                                 -----------------------------------------------------------------------------------
        Total Expenses                              3,530,929       3,191,486     3,145,078     2,578,792     3,366,629    2,988,947
        EBITDA                                    $ 6,343,558     $ 5,536,801    $4,486,974    $4,768,188    $4,220,699   $3,351,417
                                                 ===================================================================================
        Adjustment(3)                                                                             400,000       400,000
        Adjusted EBITDA                                                                         5,168,188     4,620,699
                                                                                              ===========================

        Assets Under Management                       988.397       1,088.651       807.358                     703.870
                                                 ========================================================================

        (1) Latest Quarter Annualized.  Calculated by annualizing the latest quarter operating results.
        (2) The LTM and LQA ended June 30, 1999, exclude $91,000 of settlement expenses.
        (3) Addback of Salaries associated with excess personnel.

Valuation of Manager

        ------------------------------------------------------------------------
        Quantitative Rankings - Worst Case

        ($ in millions)



                                                                        Projected             Projected             LTM
        Real Estate Management                                         NTM EBITDA             NFY EBITDA          EBITDA
        Comparable Companies                       Revenues                Growth                 Growth          Margin
        --------------------                       --------                ------                 ------          ------
        CB Richard Ellis                     $      1,114.5                 17.3%                  11.1%           11.4%
        Grubb & Ellis                                 315.0                 50.8%                  50.8%            6.4%
        Insignia                                      553.4                 35.0%                  22.4%            7.7%
        Intergroup                                     13.0                    NA                     NA            7.1%
        Jones Lang Salle                              989.5                 44.3%                  44.3%           10.1%
        Trammell Crow                                 582.2                 46.9%                  34.2%           15.0%
        DeWolfe Companies                             155.1                    NA                     NA            8.6%

        Median                                          553                 44.3%                  34.2%            8.6%
        -----------------------------------------------------------------------------------------------------------------
        Management Company                   $          7.6                 19.8%                  33.9%           55.6%
        -----------------------------------------------------------------------------------------------------------------

                                                                        Projected             Projected             LTM
        Asset Management                                               NTM EBITDA             NFY EBITDA          EBITDA
        Comparable Companies                       Revenues                Growth                 Growth          Margin
        --------------------                       --------                ------                 ------          ------
        Affiliated Managers                  $        282.9                -15.9%                 -23.0%           47.1%
        Alliance Capital                            1,514.6                 55.0%                  43.6%           37.9%
        Atalanta Sosnoff                               36.2                    NA                     NA           60.1%
        Conning Corp.                                  89.0                  8.1%                   4.3%           32.0%
        Eaton Vance                                   294.5                206.1%                 106.6%           24.6%
        Lexington Global                               19.0                142.3%                 142.3%           10.0%
        Phoenix Investment                            251.7                 17.3%                   9.4%           36.0%
        PIMCO Advisors                                 88.4                110.5%                  86.3%           83.7%
        United Asset Management                       902.7                  0.1%                  -2.3%           33.8%

        Median                                        251.7                 36.2%                  26.5%           36.0%
        -----------------------------------------------------------------------------------------------------------------
        Management Company                   $          7.6                 19.8%                  33.9%           55.6%
        -----------------------------------------------------------------------------------------------------------------

Valuation of Manager

   ----------------------------------------------------------------------------

   Discounted Cash Flow Analysis - Worst Case
   ($ in millions)

                     --------------------------------------------------------------------------------------------------------
                              Projected NTM                 Total            Projected NTM+1                Total    Terminal
                     -----------------------------------             -----------------------------------              EBITDA
                     9/30/99  12/31/99  3/31/00  6/30/00             9/30/00  12/31/00  3/31/01  6/30/01
                     --------------------------------------------------------------------------------------------------------
Total Revenues        1.873     1.995    2.231    2.629     8.728     2.551     2.464    2.457    2.451     9.923
   Growth                         6.5%    11.8%    17.9%               -3.0%     -3.4%    -0.3%    -0.2%     13.7%

EBITDA                1.172     1.233    1.402    1.729     5.537     1.650     1.562    1.555    1.549     6.316     6.316
   Margin              62.6%     61.8%    62.9%    65.8%     63.4%     64.7%     63.4%    63.3%    63.2%     63.7%
                                                           --------                                         ------------------

Enterprise Value:

                                                                EBITDA Exit Multiples
                                        -----------------------------------------------------------------
                                              4.0          5.0          6.0         7.0        8.0
                                        -----------------------------------------------------------------
                              14.0%        29.892       34.752       39.612      44.472     49.333
                                                    -----------------------------------
                              15.0%        29.464       34.240       39.016      43.792     48.568
Discount Rate (WACC)          16.0%        29.047       33.741       38.435      43.129     47.823
                              17.0%        28.639       33.253       37.867      42.481     47.095
                                                    -----------------------------------
                              18.0%        28.240       32.776       37.312      41.849     46.385

                                        Mean                         38.439
                                        Median                       38.435



Projections Assume the Following:

   -------------------------------------------------  --------------------------------------------------
                      Asset Mix                                 Leverage Ratio on Acquisitions
   -------------------------------------------------  --------------------------------------------------
   50%         Mortgage Loans                         50.0%        Financing on Mortgage Loans
   30%         Real Estate                            50.0%        Financing on Real Estate
   20%         CMBS/Securities                        50.0%        Financing on Securities


Valuation of Manager

     ---------------------------------------------------------------------------

Valuation of Manager

        ------------------------------------------------------------------------














                                                            Supporting Schedules

Valuation of Manager


          ----------------------------------------------------------------------

          Multiple Selection Rationale

            Overall, in each "case" scenario, the Manager has higher long term growth potential, stronger margins, more stable income, but generally less product diversification than the public comparable groups.

            Manager is smaller than the public comparables.

            LTM multiples reflect the growth prospects, superior profitability and stability of cash flows.

            NFY multiples reflect the timing difference of FYE in the case of Grubb & Ellis ("GBE"). GBE's NFY multiple is a forward 12-month multiple given that GBE's year end is in June. Therefore, GBE's NFY multiple reflects more growth than the other comparables resulting in a lower median NFY multiple, and therefore a higher percentage of the median for the selected multiple.

            NTM and NFY + 1 multiples, like LTM multiples, reflect higher growth prospects, superior profitability, and stability of cash flows.

Valuation of Manager

--------------------------------------------------------------------------------

          Multiple Selection

          ($ in millions)

                                                                  LTM       NFY       NTM   NFY/+1/
          Real Estate Management                                  EV/       EV/       EV/       EV/
          Comparable Companies                                 EBITDA    EBITDA    EBITDA    EBITDA
          -----------------------------------------------------------------------------------------
          CB Richard Ellis                                       5.6x      5.0x      4.8x      4.6x
          Grubb & Ellis                                          5.4x      3.6x      3.6x        NA
          Insignia                                               8.7x      7.1x      6.4x      6.1x
          Intergroup                                           *31.9x        NA        NA        NA
          Jones Lang Salle                                       7.3x      5.1x      5.1x        NA
          Trammell Crow                                          7.3x      5.4x      5.0x      4.7x
          DeWolfe Companies                                      5.2x        NA        NA        NA


          Mean                                                   6.6x      5.2x      5.0x      5.1x
          Median                                                 6.4x      5.1x      5.0x      4.7x
          -----------------------------------------------------------------------------------------
          Selected Multiple (low end of range)                   7.0x      6.5x      5.0x      4.0x
          Selected Multiple (high end of range)                  8.0x      7.5x      6.0x      5.0x

          % of Real Estate Mgmt. Median (low end of range)     108.7%    128.3%    100.9%     84.9%
          % of Real Estate Mgmt. Median (high end of range)    124.3%    148.0%    121.1%    106.1%
          -----------------------------------------------------------------------------------------

                                                                  LTM       NFY       NTM   NFY +1
          Asset Management                                        EV/       EV/       EV/       EV/
          Comparable Companies                                 EBITDA    EBITDA    EBITDA    EBITDA
          -----------------------------------------------------------------------------------------
          Affiliated Managers                                    6.1x        NA        NA        NA
          Alliance Capital                                       8.8x      6.2x      5.7x      5.5x
          Atalanta Sosnoff                                      *4.0x        NA        NA        NA
          Conning Corp                                           4.0x      3.9x      3.7x      3.6x
          Eaton Vance                                          *17.8x      8.6x      5.8x      5.4x
          Lexington Global                                      *4.4x     *1.8x     *1.8x        NA
          Phoenix Investment                                     8.8x      8.1x      7.5x      7.2x
          PIMCO Advisors                                        22.5x     12.1x     10.7x     10.0x
          United Asset Management                                6.6x      6.7x      6.6x      6.5x

          Mean                                                   9.5x      7.6x      6.7x      6.4x
          Median                                                 7.7x      7.4x      6.2x      6.0x
          -----------------------------------------------------------------------------------------
          % of Asset Mgmt. Median (low end of range)            90.9%     87.8%     80.7%     67.0%
          % of Asset Mgmt. Median (high end of range)          103.9%    101.3%     96.9%     83.7%
          -----------------------------------------------------------------------------------------

          * Excluded from mean and median calculations.

Valuation of Manager

     --------------------------------------------------------------------------

     Analysis of Third Party Management Contract Offers

====================================================================================================================================

Valuation of Manager

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Implied % of
                                   Termination Fee  Termination Fee/                          ------------
                                   ---------------  ---------------                       Total Consideration
Offering Party          Date         Cash Offers    Manager EBITDA/1/   Offer for ICCMIC         /2/            Comments:
--------------          ----         -----------    -----------------   ----------------   -------------------  ----------
------------------------------------------------------------------------------------------------------------------------------------
Wilshire Real Estate    11-Sep-98       $60.0         14.2x         $11.33 per share in common    15.7%       ICCMICs Board rejected
Investment Trust                                                    stock based on Wilshire's                 the merger offer for
                                                                    closing price on 9/11/98.                 several reasons,
                                                                                                              including the soft
                                                                                                              market for WRIE's
                                                                                                              stock
------------------------------------------------------------------------------------------------------------------------------------

AIMCO                   20-Nov-98       $52.0         12.3x        $12.82 per share in convertible  N/A
                                                                   preferred stock based on
                                                                   an assumed liquidation value
                                                                   of ICCMIC's assets.

                        15-Mar-99       $50.0         11.8x        $11.28 per share in convertible
                                                                   preferred stock based on
                                                                   Prudential Securities' analysis.
------------------------------------------------------------------------------------------------------------------------------------
Anthracite              24-Nov-98         N/A          N/A         N/A                              N/A     Initial offer for
                                                                                                            termination of the
                                                                                                            Management Agreement was
                                                                                                            formula based, capped
                                                                                                            and unacceptable to the
                                                                                                            Manager.

                        19-Mar-99       $50.0         11.8x        1.4 to 1 ratio of Anthracite     14.3%   Anthracite's management
                                                                   common stock for ICCMIC common           company, Blackrock,
                                                                   stock.  Based on a $7.625 price          would survive the
                                                                   for Anthracite common stock,             proposed merger, with
                                                                   bid valued at $10.68 per ICCMIC          key Manager employees
                                                                   share.                                   folded into Blackrock.

                         3-Apr-99       $45.0        10.7x         1.4 to 1 ratio of Anthracite     12.9%
                                                                   common stock for ICCMIC common
                                                                   stock.  Based on a $7.625 price
                                                                   for Anthracite common stock,
                                                                   bid valued at $10.68 per ICCMIC
                                                                   share.
------------------------------------------------------------------------------------------------------------------------------------
Northstar               24-Nov-98       $50.0        11.8x         Bid valued at $14.50 per share   10.8%    Northstar's management
                                                                   in stock for stock transactions.          company would survive
                                                                   Limited downside risk protection          the proposed merger.
                                                                   in event Northstar stock falls
                                                                   after proposed merger.
------------------------------------------------------------------------------------------------------------------------------------
Starwood                24-Nov-98      $50.0         11.8x         Bid valued at $13.20 per share   11.7%    The Manager would
                                                                   in Starwood common stock, which           execute a 5-year non-
                                                                   was trading at a very high P/E            compete agreement and
                                                                   multiple.                                 give a first right
                                                                                                             of refusal to Starwood
                                                                                                             for high yielding
                                                                                                             mortgage or mezzanine
                                                                                                             loan investment
                                                                                                             opportunities sourced
                                                                                                             by the Manager.
------------------------------------------------------------------------------------------------------------------------------------
ITLA                    12-Mar-99     $45.0          10.7x        $11.00 per share in ITLA          12.6%    $25 million for
                                                                  common stock with up to 67% of             terminating the
                                                                  the consideration in cash if               Management Agreement +
                                                                  elected by ICCMIC stockholders.            $20 million to the
                                                                                                             Manager for certain
                                                                                                             options, intellectual
                                                                                                             property, non-compete
                                                                                                             agreement, first right
                                                                                                             of refusal to purchase
                                                                                                             loans from Southern
                                                                                                             Pacific Bank,
                                                                                                             etc.
------------------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------------------------------------------
          Low                           $45.0        10.7x                                          10.8%
          High                          $60.0        14.2x                                          15.7%

          Mean                          $50.3        11.9x                                          13.0%
          Median                        $50.0        11.8x                                          12.7%
          ------------------------------------------------------------------------------------------------

/1/Based on the current Manager LTM EBITDA of $4.2 million.
/2/Based on analysis prepared by Prudential Securities dated May 3, 1999 and calculations based on the value of the total consideration offered for ICCCMIC at the time of each offer.


Valuation of Manager

     --------------------------------------------------------------------------


     Relative Contribution


     ($ in millions)


                     ICCMIC LTM Total Revenues                   $     73.0
                     Management Company LTM Total Revenues              7.6

                     --------------------------------------------------------
                     Management Company as % of ICCMIC Revenues        10.4%
                     --------------------------------------------------------

                     ICCMIC LTM EBITDA                           $     44.2
                     Management Company LTM EBITDA                      4.2

                     --------------------------------------------------------
                     Management Company as % of ICCMIC EBITDA           9.6%
                     --------------------------------------------------------

Valuation of Manager


--------------------------------------------------------------------------------


Management Companies - Consideration Paid Analysis

                        Consideration Paid to Advisors
                    as a Percent of Acquiror's Total Stock


                                                                                                        Total Shares     Offer as %
Date        Target                                  Acquiror                          Shares            Outstanding       of Total
---------   ---------------------------------       -------------------------------   -------------     ------------     ----------
01/01/95    R.M. Bradley & Co., Inc.                Bradley Real Estate, Inc.           325,000          8,522,054         3.81%
08/17/95    R.I.C. Advisors                         Realty Income                       990,709         20,436,237         4.85%
08/01/96    Lexford Properties                      Cardinal Realty Services            700,000 (1)      4,784,668        14.63%
02/28/97    Berkshire Realty Advisors               Berkshire Realty Company, Inc.    3,000,000 (2)     30,231,329         9.92%
05/14/97    Managing General Partner                U.S. Restaurant Properties        1,321,250 (3)      9,196,254        14.37%
05/15/97    CNL Realty Advisors                     Commercial Net Lease Realty       2,200,000 (4)     25,593,672         8.60%
07/01/97    Countrywide Asset Management Corp.      IndyMac Mortgage Holdings, Inc.   3,440,860         57,548,312         5.98%
09/09/97    Security Capital Group                  Prologis                          3,692,023 (5)    108,778,419         3.39%
09/09/97    Security Capital Group                  Archstone Communities Trust       3,295,533 (5)     92,481,177         3.56%
09/09/97    Financial Asset Management LLC          Asset Investors Corporation       4,583,479 (6)     29,915,910        15.32%
11/14/97    Captec Net Lease Realty Advisors, Inc.  Captec Net Lease Realty             661,723          9,455,000         7.00%
06/16/99    Starwood Financial Advisors             Starwood Financial Trust          4,000,000 (7)     89,942,491         4.60%

                                                                                          Median:                          6.49%
                                                                                          Mean:                            8.00%

                                                                                          Excluding 1995 Deals
                                                                                          Median:                          7.80%
                                                                                          Mean:                            8.74%


(1) Represents total consideration given to Lexford shareholders. Initially issued 250,000 shares, with 450,000 shares in escrow. Shares in escrow will be distributed based upon Lexford achieving certain profit hurdles by 1999.
(2) Berkshire Realty Company (BRI) acquired its advisory company, Berkshire Realty Advisors, on 3/31/96 for 1.3 million operating units. On 2/28/97, BRI acquired its external property management business for 1.7 million OP units.
(3) Represents total consideration given to the Managing General Partner for management services. Initially issued 850,000 shares of which 78,780 were for the GP's 1% ownership interest in the partnership. Additional 550,000 shares to be issued in year 2000, based upon fees and distributions which otherwise would have been payable to GP.
(4) Represents total consideration of 2.2 million shares. CNL Advisor is given 10% of shares up front, remaining 90% is payable quarterly based upon the acquiror achieving certain levels of acquisitions and developments.
(5) Archstone (formerly Security Capital Pacific Trust) and Prologis (formerly Security Capital Industrial Trust) acquired certain wholly-owned subsidiaries of Security Capital Group.
(6) 3.383 million OP units issued originally; with up to 1.2 million additional units issuable upon certain performance targets. All OP units are convertible into common shares on a 1 for 1 basis.
(7) Starwood Financial Trust (APT) will acquire TriNet Corporate Realty Trust in a stock for stock merger. Starwood will be the surviving entity and agreed to purchase the ownership interest in its external advisor for 4 million shares of the combined entity.

Valuation of Manager


--------------------------------------------------------------------------------


Transaction and IPO Summary


Date                                                                                         Implied Purchase     Implied Purchase
Announced   Target                                   Acquiror                                EBITDA Multiple      EBIT Multiple

8/5/99      AMREIT Managers, L.P.                    Fortress Investment Group LLC                        NA                  NA
6/16/99     Starwood Financial Advisors              Starwood Financial Trust                             NA                  NA
2nd Qtr 99  Target A                                 Acquiror A                                           NA                  NA
12/19/97    Imperial Credit Advisors, Inc.           Impac Mortgage Holdings, Inc.                        NA                  NA
11/01/97    Financial Asset Management LLC           Asset Investors Corporation                         7.8 (1)              NA
11/14/97    Captec Net Lease Realty Advisors, Inc.   Captec Net Lease Realty                              NA                  NA
07/01/97    Countrywide Assets Mgmt. Cos.            IndyMac Mortgage Holdings, Inc.                      NA                  NA
05/15/97    CNL Realty Advisors                      Commercial Net Lease Realty                          NA                  NA
05/14/97    Managing General Partner                 U.S. Restaurant Properties                           NA                  NA
04/22/97    The Galbreath Company & Affiliates       LaSalle Partners                                    6.4                 7.6
02/28/97    Berkshire Companies LP                   Berkshire Realty Company, Inc.                       NA                  NA
02/21/97    NHP Inc.                                 Insignia Financial Group                           12.4                17.7
04/21/97    NHP Inc.                                 Apartment Investment & Management Co.              11.4                16.4
11/07/96    Homeowners Group Inc.                    Cross Country Group Inc.                           13.6                24.5
08/01/96    Lexford Properties, Inc.                 Cardinal Realty Services                            6.2                  NA
06/17/96    Edward S. Gordon Company                 Insignia Financial Group      (not detailed)        4.9                  NA
11/16/95    Prime Management Group                   FirstService Corp.                                 18.8                65.4
08/17/95    R.I.C. Advisor                           Realty Income                                        NA                  NA
12/20/94    Shurgard Inc.                            Shurgard Storage Centers                           11.4                12.3
06/02/94    Koll Management Services                 Freeman Spogli & Co.                                9.6                11.0
08/18/93    Equity Properties Mgmt. Co.              Equity Residential Properties Trust                  NA                  NA


                                                                                   Median               10.5                16.4
                                                                                   Mean                 10.3                22.1


(1) Per Jefferies analysis, as part of a fairness opinion on this transaction.

Valuation of Manager


--------------------------------------------------------------------------------


Revenue Multiples based on Recent Transactions


Date                                                                                             Implied Purchase
Announced          Target                                  Acquiror                              Revenue Multiple

8/5/99             AMREIT Managers, L.P.                   Fortress Investment Group LLC                    6.65 (1)
6/16/99            Starwood Financial Advisors             Starwood Financial Advisors                      9.78 (2,3)
2nd Qtr 99         Target A                                Acquiror A                                      10.29 (3)
2/28/99            Laser Advisors Inc.                     Laser Mortgage Management Inc.                     NA (4)
12/19/97           Imperial Credit Advisors, Inc.          Impac Mortgage Holdings, Inc.                    9.40 (5,6)
7/1/97             Countrywide Assets Mgmt. Cos.           IndyMac Mortgage Holdings, Inc.                  8.69 (7)


                                                                                              Mean          8.96
                                                                                            Median          9.40


(1) LTM revenue through 6/30/99.
(2) The implied multiple is based upon an assumed $30 price per share multiplied by 4 million shares issued to the advisor as consideration in the transaction.
(3) LTM revenue through 3/31/99.
(4) Laser Mortgage Management Inc. terminated the management agreement with Laser Advisors Inc. due to poor performance (see page 34), and subsequently Laser Mortgage Management Inc. became internally advised. Michael Smirlock resigned as CEO of Laser Advisors, Inc. on July 29, 1998 and was fired as Chairman and CEO of Laser Mortgage Management, Inc. on July 30, 1998. We consider these facts extremely relevant to the internalization transaction and the consideration paid, therefore, we remove the transaction from our revenue multiple calculations.
(5) Purchase price for the advisor was for a 75% interest in the management agreement.
(6) LTM revenue through 12/31/97.
(7) LTM Revenue through 12/31/97 based on the announcement date of 1/29/97.

Note: Because of the non-public nature of these management companies, we do not have profitability figures for the acquired companies and cannot calculate multiples of EBITDA. However, we have calculated the revenue multiples that are implied by these transactions and list them for presentation purposes. The data suggests "going concern" valuations in the marketplace for external advisors in transactions similar to the Transaction.

Valuation Manager


Mortgage REIT Analysis

($ in millions)

                         -----------------------------------------------------------------------------
                                      Total Assets                          Growth In Assets
                         -----------------------------------------------------------------------------  Dividend
                           12/31/97   6/30/98   12/31/98   6/30/99  12/31/97-12/31/98  6/30/98-6/30/99  Yield/2/  ROA/2/  Debt/EV/2/
                         -----------------------------------------------------------------------------------------------------------
Amresco                          NA $   142.4   $  190.9  $  234.7                 NA            64.8%      8.3%    4.5%      49.1%
Anthracite Capital               NA   1,069.4      956.4     551.9                 NA           -48.4%     13.2%    0.9%      81.9%
Capstead Mortgage          $ 12,358  11,089.8    7,100.3   9,338.4             -42.5%           -15.8%     21.4%   -1.1%      94.7%
Chastain Capital                 NA     127.5      154.5      74.0                 NA           -41.9%      6.4%  -23.0%      16.5%
Clarion Commercial               NA     248.4      148.0     176.5                 NA           -28.9%      0.0%  -38.5%      81.9%
Criimi Mae                  1,873.3   2,842.1    2,437.9   2,385.7              30.1%           -16.1%     27.8%    1.2%      91.5%
Dynex Capital               5,378.2   6,070.6    5,178.8   4,709.5              -3.7%           -22.4%      8.1%   -0.1%      87.4%
Impac Commercial              218.8     522.1      451.2     418.0             106.2%           -19.9%     23.9%   -0.8%      86.2%
Laser Mortgage              3,793.2   3,963.1      874.1     300.4             -77.0%           -92.4%     65.9%   -3.2%      77.7%
Ocwen Asset Investment        288.0     822.1      888.3     778.6             208.4%            -5.3%     22.5%   -3.4%      84.1%
Starwood Financial /1/      1,135.9   1,312.0    2,059.6   2,171.6              81.3%            65.5%      3.0%    5.2%      36.9%
Wilshire Real Estate             NA     441.9      381.1     297.2                 NA           -32.7%     21.4%  -18.9%      85.8%
-----------------------------------------------------------------------------------------------------------------------------------
Imperial Credit Commercial    495.1     695.7      757.2     703.9              52.9%             1.2%     11.8%    3.0%      47.6%
-----------------------------------------------------------------------------------------------------------------------------------

High                                                                           208.4%            65.5%     65.9%    5.2%      94.7%
Low                                                                            -77.0%           -92.4%      0.0%  -38.5%      16.5%

-----------------------------------------------------------------------------------------------------------------------------------
Median                      1,873.3     945.7      881.2     484.9             -53.0%           -48.7%     17.3%   -0.9%      83.0%
Mean                        3,577.9   2,387.6    1,735.1   1,786.4             -51.5%           -25.2%     18.5%   -6.4%      72.8%
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Conclusion: ICCMIC is approximately the median size of its peer group.  Its asset growth rate has been better than its peer group from 12/31/97 to 12/31/98 and from 6/30/98 to 6/30/99 resulting in generally better stock price performance (refer to the Stock
Price Performance chart), higher ROA, lower leverage and a lower yield.
-----------------------------------------------------------------------------------------------------------------------------------

(1) Starwood Financial had no material assets outstanding as of 12/31/97. The amount outstanding represents total assets as of 3/31/98.

(2)  Calculated as of August 17, 1999.

Valuation of Manager

------------------------------------------------------------------------------------------

Mortgage REIT Analysis (continued)

                           ---------------------------------------------------------------------------------------------------------
                                            Book Value per Share                              Growth in Book Value per Share
                           ---------------------------------------------------------------------------------------------------------
                                12/31/97        6/30/98        12/31/98       6/30/99       12/31/97-12/31/98        6/30/98-6/30/99
                           ---------------------------------------------------------------------------------------------------------
Amresco                              NA        $  14.05        $  13.02      $  12.92                      NA                 -8.1%
Anthracite Capital                   NA           14.79            8.66          8.49                      NA                -42.6%
Capstead Mortgage              $  11.65            8.21            8.05          7.71                   -31.0%                -6.1%
Chastain Capital                     NA           13.91            8.14          7.85                      NA                -43.5%
Clarion Commercial                   NA           20.33            9.03          9.50                      NA                -53.3%
Criimi Mae                        10.27           14.61            5.75          5.25                   -44.0%               -64.1%
Dynex Capital                      9.45            9.04            7.07          6.75                   -25.2%               -25.4%
Impac Commercial                  12.87           12.92           11.98         13.66                    -6.9%                 5.7%
Laser Mortgage                    14.09           12.68            7.16          4.64                   -49.2%               -63.4%
Ocwen Asset Investment            14.30           14.43           11.66         10.97                   -18.5%               -24.0%
Starwood Financial (1)               NA           14.32           18.50         19.10                      NA                 33.4%
Wilshire Real Estate                 NA           13.93            6.30          6.39                      NA                -54.1%
-----------------------------------------------------------------------------------------------------------------------------------
Imperial Credit Commercial        13.90           13.89           14.34         14.14                     3.2%                 1.8%
-----------------------------------------------------------------------------------------------------------------------------------

High                                                                                                    -6.9%                 33.4%
Low                                                                                                    -49.2%                -64.1%

-----------------------------------------------------------------------------------------------------------------------------------
Median                            12.26           13.99            8.40          8.17                  -28.1%                -34.0%
Mean                              12.11           13.60            9.61          9.43                  -29.1%                -28.8%
-----------------------------------------------------------------------------------------------------------------------------------



(1) Starwood Financial had no material assets outstanding as of 12/31/97.


Valuation of Manager



        ------------------------------------------------------------------------

        Stock Price Performance Analysis

                             [CHART APPEARS HERE]

(Description of Chart: The Stock Price Performance Analysis chart compares the performance of ICMI's stock price to the performance of the Mortgage REIT Index from January 2, 1998 through August 2, 1999 on an index ranging from 0.0 to 120.0).

                             [GRAPH APPEARS HERE]

Measurement Period           MORTGAGE
(Fiscal Year Covered)        REIT INDEX     I:ICCMIC
-------------------          ----------     ---------
  9/1/99                      42.8949        73.2218
 8/27/99                      42.9737        71.9665
 8/20/99                      43.7214        71.9665
 8/13/99                      49.1796        71.9665
  8/6/99                      48.0961        72.8033
 7/30/99                      54.6625        73.6402
 7/23/99                      64.5679        74.4770
 7/16/99                      68.6281        71.9665
  7/9/99                      81.8016        71.5481
  7/2/99                      68.0938        72.3849
 6/25/99                      50.6048        75.3138
 6/18/99                      46.3209        73.2218
 6/11/99                      71.3848        71.9665
  6/4/99                      72.4996        71.5481
 5/28/99                      68.4037        68.6193
 5/21/99                      64.0105        69.4561
 5/14/99                      67.7378        68.6193
  5/7/99                      63.2728        64.4352
 4/30/99                      64.2913        65.6904
 4/23/99                      68.2632        60.2511
 4/16/99                      59.1331        62.3431
  4/9/99                      54.8245        57.9498
  4/2/99                      58.4288        61.0879
 3/26/99                      57.8234        59.8326
 3/19/99                      54.9337        57.3222
 3/12/99                      57.0393        62.7615
  3/5/99                      59.5154        59.8326
 2/26/99                      61.2525        60.6695
 2/19/99                      58.0040        59.8326
 2/12/99                      60.2193        60.2511
  2/5/99                      62.4695        61.9247
 1/29/99                      64.7492        64.0167
 1/22/99                      64.6101        65.6904
 1/15/99                      70.8938        69.8745
  1/8/99                      74.3761        69,8745
  1/1/99                      69.9632        62.7615
12/25/98                      66.7748        61.9247
12/18/98                      64.5219        63.5983
12/11/98                      73.2999        61.0879
 12/4/98                      79.2548        66.5272
11/27/98                      81.2619        67.3640
11/20/98                      81.4895        66.9456
11/13/98                      76.6146        62.1339
 11/6/98                      77.8539        59.4142
10/30/98                      75.2855        56.0670
10/23/98                      60.7281        58.9958
10/16/98                      55.7314        57.7406
 10/9/98                      52.7256        50.2092
 10/2/98                      75.9986        66.4561
 9/25/98                      84.0770        66.4561
 9/18/98                      78.4092        63.1799
 9/11/98                      67.0504        61.0879
  9/4/98                      69.2597        59.4142
 8/28/98                      73.1627        60.6695
 8/21/98                      77.5822        68.6193
10/14/98                      92.3470        66.9456
  8/7/98                      92.6658        69.0377
 7/31/98                      94.1852        72.8033
 7/24/98                      95.0459        83.6820
 7/17/98                      93.8640        84.1004
 7/10/98                      96.3103        86.1925
  7/3/98                      92.6976        87.4477
 6/26/98                      87.9000        87.0293
 6/19/98                      83.2180        92.4686
 6/12/98                      82.7717        91.6318
  6/5/98                      86.0149        93.7239
 5/29/98                      86.8464        92.6778
 5/22/98                      88.3228        93.7239
 5/15/98                      89.4410        94.5607
  5/8/98                      89.5662        96.2343
  5/1/98                      89.1928        97.9080
 4/24/98                      90.1140       103.7657
 4/17/98                      88.7049       107.1130
 4/10/98                      88.8260       106.2762
  4/3/98                      88.9697       100.8368
 3/27/98                      87.8125       102.0921
 3/20/98                      89.8977       102.9289
 3/13/98                      92.8296       107.9498
  3/6/98                      90.3184       109.6234
 2/27/98                      90.6219       102.9289
 2/20/98                      93.4684        97.4895
 2/13/98                      95.9957        97.0711
  2/6/98                      93.3435       102.0921
 1/30/98                      95.5329       100.4184
 1/23/98                      96.1201       105.4393
 1/16/98                      95.2351       103.7657
  1/9/98                      96.5942       100.4184
  1/2/98                     100.0000       100.0000


Note: Mortgage REIT Index is comprised of the Companies: Amresco
Capital Trust, Anthracite Capital, Capstead Mortgage, Chastain Capital, Clarion Commercial, Criimi Mae, Dynex Capital, Impac Commercial, Laser Mortgage, Ocwen Asset Investment, Starwood Financial, and Wilshire Real Estate.

Valuation of Manager

        ------------------------------------------------------------------------

        Weighted Average Cost of Capital ("WACC") Analysis-Real Estate Management Comparable Companies

Valuation of Manager

($ in millions)

----------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
                                       Adjusted            Adjusted                       Market                         Debit to
                              Levered  Levered  Unlevered  Unlevered          Preferred  Value of  Enterprise  Debt to  Enterprise
Company Name                    Beta     Beta      Beta      Beta      Debt     Stock     Equity     Value      Equity     Value
-----------------------       ------- --------- ---------- ---------- ------ ---------- -------- ------------ -------- ------------
CB RICHARD ELLIS SVCS           0.88      1.00       0.45      0.52   441.15      $0.0    $280.7      721.9    157.1%     61.1%
GRUBB & ELLIS CO                0.44      0.44       0.41      0.41    11.42      $0.0    $ 99.7      111.1     11.4%     10.3%
INSIGNIA FINANCIAL GROUP INC.   0.36      0.39       0.25      0.27   173.93      $0.0    $237.7      411.6     73.2%     42.3%
INTERGROUP CORP                 0.63      0.63       0.25      0.25    60.12      $0.0     $24.2       84.4    248.0%     71.3%
JONES LANG LASALLE INC.        *0.65     *0.74      *0.44     *0.50   341.96      $0.0    $427.0      768.9     80.1%     44.5%
TRAMMELL CROW COMPANY           0.54      0.64       0.46      0.54   157.79      $0.0    $526.3      684.1     30.0%     23.1%
DEWOLFE COMPANIES INC.         *0.02     *0.02      *0.01     *0.01    45.20      $0.0     $27.7       72.9    163.0%     62.0%


                               -----------------------------------------------------------------------------------------------------
                       Mean     0.57      0.62       0.37      0.40   175.9         -      231.9    407.8    109.0%     44.9%
                       Median   0.54      0.63       0.41      0.41   157.8         -      237.7    411.6     80.1%     44.5%
                               -----------------------------------------------------------------------------------------------------



                                        Preferred To    Equity to
                                         Enterprise    Enterprise
                                            Value        Value
                                        ------------  -----------

CB RICHARD ELLIS SVCS                      0.0%          38.9%
GRUBB & ELLIS CO                           0.0%          89.7%
INSIGNIA FINANCIAL GROUP INC.              0.0%          57.7%
INTERGROUP CORP                            0.0%          28.7%
JONES LANG LASALLE INC.                    0.0%          55.5%
TRAMMELL CROW COMPANY                      0.0%          76.9%
DEWOLFE COMPANIES INC.                     0.0%          38.0%

                                      ---------------------------
                       Mean                0.0%          55.1%
                       Mediam              0.0%          55.5%
                                      ---------------------------



                                         Market    Decile            Adjusted   Equity   Size
                                        Value of   Based    Levered   Levered    Risk    Risk   Cost of   Cost of   Cost of
                                Debt     Equity     Beta      Beta      Beta    Premia  Premia   Equity      Debt   Preferred  WACC
                                -----   --------  -------   -------  ---------  ------- ------  -------   -------  ---------   ----

CB RICHARD ELLIS SVCS           441.2    280.7     1.28      0.88      1.00       7.8%    1.72%  15.8%      7.9%     0.0%      9.0%
GRUBB & ELLIS CO                 11.4     99.7     1.46      0.44      0.44       7.8%    4.35%  14.0%      7.9%     0.0%     13.0%
INSIGNIA FINANCIAL GRUOP INC.   173.9    237.7     1.35      0.36      0.39       7.8%    1.96%  11.2%      7.0%     0.0%      8.3%
INTERGROUP CORP                  60.1     24.2     1.46      0.63      0.63       7.8%    4.35%  15.5%      7.6%     0.0%      7.7%
JONES LANG LASALLE INC.         342.0    427.0     1.28      0.65      0.74       7.8%    1.72% *13.7%      6.1%     0.0%     *9.2%
TRAMMELL CROW COMPANY           157.8    526.3     1.24      0.54      0.64       7.8%    0.98%  12.2%      8.3%     0.0%     10.5%
DEWOLFE COMPANIES INC.           45.2     27.7     1.46      0.02      0.02       7.8%    4.35% *10.7%      7.5%     0.0%     *6.9%



                                                                                                 ----------------------------------
                                                                                   Mean           13.7%     7.5%     0.0%      9.7%
                                                                                   Median         14.0%     7.6%     0.0%      9.0%
                                                                                                 ----------------------------------

Assumptions
-----------
20-Year Treasury Bond Yield       6.20%
Equity Risk Premia (a)            7.80%
Size Risk Premia(a)               4.35%
Company Specific Risk Premium     0.00%
Company Specific Decile Beta      1.46
Levered Beta                      0.61
Selected Unlevered Beta           0.41
Tax Rate                         40.0%
Preferred to Enterprise Value     0.0%
Debt to Enterprise Value         44.5%
Equity to Enterprise Value       55.5%
Cost of Debt                      7.6%
Cost of Preferred                 0.0%
Cost of Equity                   15.3%

WACC                                                                  10.5%
---------------------------

 *   Excluded from the Range
(a)  Ibbotson Associates Stocks, Bonds Bills and Inflation 1998 Yearbook, pp. 165.


Valuation of Manager


        ------------------------------------------------------------------------

        Implied Growth Analysis - Real Estate Management Comparable Companies




                                                             NTM                 LTM                         Growth
        Company Name                      WACC            EV/EBITDA          EV/EBITDA             One Year           Terminal
        ------------------------------------------       ---------------------------------------------------------------------------

        CB RICHARD ELLIS SVCS                9.0%              4.77               5.60               17.3%              -7.5%
        GRUBB & ELLIS CO                    13.0%              3.55               5.36               50.8%              -4.8%
        INSIGNIA FINANCIAL GROUP INC         8.3%              6.44               8.69               35.0%              -2.9%
        INTERGROUP CORP                      7.7%                NA              31.90                 NA                4.4%
        JONES LANG LASALLE INC               9.2%              5.07               7.32               44.3%              -3.9%
        TRAMMELL CROW COMPANY               10.5%              4.95               7.28               46.9%              -2.8%
        DEWOLFE COMPANIES INC                6.9%                NA               5.20                 NA              -10.4%



        ----------------------------------------------------------------------------------------------------------------------------
        Low                                  6.9%                                                    17.3%             -10.4%
        High                                13.0%                                                    50.8%               4.4%

        Median                               9.0%                                                    44.3%              -3.9%
        Mean                                 9.2%                                                    38.9%              -4.0%
        ----------------------------------------------------------------------------------------------------------------------------

Valuation of Manager

--------------------------------------------------------------------------------------------------------------------------
Weighted Average Cost of Capital ("WACC") Analysis--Asset Management Comparable
($ in millions)
                                              Market                               Debt to     Preferred to   Equity to
                                Preferred    Value of    Enterprise    Debt to    Enterprise    Enterprise    Enterprise
    Company Name      Debt        Stock       Equity       Value        Equity       Value        Value          Value
    ------------      ----      ---------    --------    ----------    -------    ----------    ------------  ------------
AFFILIATED MANAGERS   $ 174.8   $    --    $  645.8     $   820.6       27.1%       21.3%          0.0%           78.7%
ALLIANCE CAPITAL MGM    356.3        --     4,808.6       5,164.9        7.4%        6.9%          0.0%           93.1%
ATALANTA SOSNOFF CAP      --         --        95.0          95.0        0.0%        0.0%          0.0%          100.0%
CONNING CORP              --         --       169.1         169.1        0.0%        0.0%          0.0%          100.0%
EATON VANCE CORP         43.7        --     1,295.0       1,338.7        3.4%        3.3%          0.0%           96.7%
LEXINGTON GLOBAL ASS      --         --        17.3          17.3        0.0%        0.0%          0.0%          100.0%
PHOENIX INVESTMENT P    353.6        --       495.5         849.1       71.4%       41.6%          0.0%           58.4%
PIMCO ADVISORS HLDG -     --         --     1,668.4       1,668.4        0.0%        0.0%          0.0%          100.0%
UNITED ASSET MGMT CO.   906.8        --     1,218.8       2,125.7       74.4%       42.7%          0.0%           57.3%
                     -----------------------------------------------------------------------------------------------------
              Mean      203.9        --     1,157.0       1,361.0       20.4%       12.9%          0.0%           87.1%
            Median       43.7        --       645.8         849.1        3.4%        3.3%          0.0%           96.7%
                    ------------------------------------------------------------------------------------------------------

                                           Decile   Adjusted    Equity    Size
                      Levered  Unlevered   Based    Unlevered    Risk     Risk    Cost of  Cost of   Cost of
    Company Name        Beta      Beta     Beta       Beta      Premia   Premia  Equity     Debt   Preferred  WACC
    ------------      ------   ---------   ------   --------    -------   ------  -------  -------  ---------  ----
AFFILIATED MANAGERS     2.60       2.24      1.24      2.63       7.8%     1.0%     27.6%     5.7%      0.0%   22.5%
ALLIANCE CAPITAL MGM    1.18       1.13      1.04      1.58       7.8%     0.2%     18.7%     5.5%      0.0%   17.6%
ATALANTA SOSNOFF CAP    0.27       0.27      1.46      0.27       7.8%     4.4%     12.6%     0.0%      0.0%   12.6%
CONNING CORP.           1.25       1.25      1.35      1.35       7.8%     2.0%     18.6%     0.0%      0.0%   18.6%
EATON VANCE CORP        0.70       0.69      1.16      0.87       7.8%     1.1%     14.0%     6.7%      0.0%   13.7%
LEXINGTON GLOBAL ASS    1.28       1.28      1.46      1.28       7.8%     4.4%     20.5%     0.0%      0.0%   20.5%
PHOENIX INVESTMENT P    1.22       0.85      1.24      1.00       7.8%     1.0%     14.9%     6.0%      0.0%   10.2%
PIMCO ADVISORS HLDG -   0.63       0.63      1.13      0.81       7.8%     0.6%     13.1%     0.0%      0.0%   13.1%
UNITED ASSET MGMT. CO.  1.00       0.69      1.16      0.87       7.8%     1.1%     14.O%     7.9%      0.0%   10.0%
                        --------------------------------------------------------------------------------------------
          Mean          1.12       1.00      1.25      1.19         -        -      17.1%     3.5%      0.0%   15.4%
        Median          1.18       0.85      1.24      1.00         -        -      14.9%     5.5%      0.0%   13.7%
                        --------------------------------------------------------------------------------------------

Assumptions
-----------
20-Year Treasury Bond Yield        6.1%
Equity Risk Premia (a)             7.80%
Size Risk Premia (a)               4.35%
Company Specific Risk Premi        0.00%
Company Specific Decile Beta       1.46
Levered Beta                       1.02
Selected Unlevered Beta            1.00
Tax Rate                          40.0%
Preferred to Enterprise Value      0.0%
Debt to Enterprise Value           3.3%
Equity to Enterprise Value        96.7%
Cost of Debt                       5.5%
Cost of Preferred                  0.0%
Cost of Equity                    18.5%

WACC                                                        18.0%
----------------
 *  Excluded from the Range

(a) Ibbotson Associates, Stocks Bonds Bills and Inflation 1993 Yearbook, pp. 165.

Valuation of Manager

---------------------------------------------------------------------------------

   Implied Growth Analysis - Asset Management Comparable Companies


                                                                                                     Growth
                                                          NTM                LTM           -----------------------------
   Company Name                          WACC          EV/EBITDA          EV/EBITDA          One Year          Terminal
   ---------------                   ----------        ---------          ---------        -----------------------------
   AFFILIATED MANAGERS GRP INC.           22.5%              NA                6.10             NA                5.2%
   ALLIANCE CAPITAL MGMT -LP              17.6%           5.70                 8.84           55.0%               5.7%
   ATALANTA SOSNOFF CAPITAL CP            12.6%              NA                4.00             NA               -9.9%
   CONNING CORP                           18.6%           3.72                 4.02            8.1%              -5.0%
   EATON VANCE CORP                       13.7%           5.81                17.79          206.1%               7.6%
   LEXINGTON GLOBAL ASSET MGRS            20.5%           1.83                 4.45          142.3%              -1.7%
   PHOENIX INVESTMENT PARTNERS            10.2%           7.52                 8.82           17.3%              -1.0%
   PIMCO ADVISORS HLDG -LP                13.1%          10.71                22.54          110.5%               8.3%
   UNITED ASSET MGMT CORP                 10.0%           6.57                 6.58            0.1%              -4.5%

   -----------------------------------------------------------------------------------------------------------------------
   Low                            10.0%                                                          0.1%                -9.9%
   High                           22.5%                                                        206.1%                 8.3%

   Median                         13.7%                                                         55.0%                -1.0%
   Mean                           15.4%                                                         77.1%                -0.2%
   -----------------------------------------------------------------------------------------------------------------------

Valuation of Manager

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

Public Comparables to ICCMIC:
Mortgage REIT Companies

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